Exhibit 10.19

TIGO ENERGY, INC.

2013 OFFICERS AND DIRECTORS STOCK PLAN

SECTION 1.PURPOSE. The purpose of the Tigo Energy, Inc. 2013 Officers and Directors Stock Plan (the “Plan”) is to promote the success of Tigo Energy, Inc. (the “Company”) by providing a method whereby certain officers and directors approved by the Company’s Board of Directors (“Participants”) will enhance their equity ownership in the Company by purchasing shares of the Company’s common stock (“Common Stock”). It is the intent of the Company that such enhanced equity ownership will better align the interests of the Company’s officers and directors with the Company’s other stockholders. The Plan shall continue in effect until its termination by the Board; provided, however, that all Common Stock issued under the terms of the Plan shall be issued if at all, within ten (10) years from the date the Plan is adopted by the Board. The Company intends that the Plan comply with Section 409A of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

SECTION 2.PURCHASE OF STOCK AND TERMS OF PURCHASE. On the approval of the Company’s Board of Directors, each Participant shall be given an opportunity by the Company to purchase a number of the Company’s Common Stock shares as may be specified by the Board of Directors. The purchase price paid for the Common Stock shall be in an amount not less than the Fair Market Value of the Common Stock on the date of the approval of the purchase of shares by the Company’s Board of Directors. The purchase price for the Common Stock shall be in cash, or such other consideration as may be approved by the Board of Directors from time to time to the extent permitted by applicable law, including but not limited to payment by promissory note. Notwithstanding the fact that the Board of Directors approves of the purchase of Common Stock with a promissory note, the Participant shall be required to pay in cash the par value of the Common Stock.

SECTION 3.SHARE RESTRICTIONS. The Common Stock purchased under this Plan may be issued without restriction, or may be issued with restrictions. The restriction on the Common Stock shall generally be a right of repurchase that lapses over time or on the achievement of milestones. The restrictions on the Common Stock shall be determined by the Company’s Board of Directors and documented in the Common Stock Purchase Agreement to be executed in connection with the issuance of Common Stock under this Plan. The period during which a restriction is in place with respect to the Common Stock shall be referred to herein as the “Restriction Period”. The Board of Directors shall have the authority from time to time to vary the terms of any Common Stock restrictions, provided, however, that the terms and conditions of any such revised or amended restrictions will not be inconsistent with the terms of the Plan.

SECTION 4.LAPSING AND FORFEITURE. In the event the restrictions on Common Stock lapse upon the occurrence of any of the events specified in Section 3 hereof, a certificate for the applicable shares of Common Stock, free and clear of all restrictions, will be delivered to the Participant soon as practicable thereafter.

SECTION 5.SHARE CERTIFICATES, VOTING AND OTHER RIGHTS.

A.SHARE CERTIFICATES. The certificates for Common Stock issued under Section 2 hereof may be registered in the name of the Participant, or in the name of the Participant and one other individual as joint tenants, and shall be held by the Company during the Restriction Period. Any dividends, or distributions, payable in cash or in kind with respect to the Common Stock that have been issued, shall be paid to the Participant. All Common Stock issued hereunder shall be fully paid and non-assessable and the Participant shall have all voting rights with respect thereto. The Company shall pay all original issue taxes with respect to the issue of shares and all other fees and expenses necessarily incurred by Company in connection therewith.

B.FAIR MARKET VALUE. “Fair Market Value” means, as of any valuation date, the fair market value of the Common Stock as may be determined by the Company’s Board of Directors in its sole discretion.

C.FRACTIONS OF SHARES. The Company shall not issue fractions of shares. Whenever under the terms of the Plan, a fractional share would otherwise be required to be issued, the Participant shall be paid in cash for such fractional share.

D.SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN. Subject to adjustment as provided in paragraph E, below, the maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be nine million three hundred twenty seven thousand nine hundred three (9,327,903), which shall consist of authorized but unissued or reacquired shares of Common Stock or any combination thereof.

E.CHANGE IN CAPITAL STRUCTURE. In the event of any change in the Common Stock by reason of any stock dividend, split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Company in the number and kind of shares subject to the Plan and any other relevant provisions of the Plan, whose determination shall be binding and conclusive on all persons.

SECTION 6.TAXES. No income will be recognized by a Participant at the time of issuance of Common Stock, unless an election under Internal Revenue Code Section 83(b) is made by the Participant. The Company shall be authorized to withhold from any payment due under the Plan the amount of withholding taxes, if any, due in respect of an issuance of Common Stock hereunder, unless other provisions satisfactory to the Company shall have been made for the payment of such taxes.

SECTION 7.MISCELLANEOUS

A.ADMINISTRATION. Except as may be specifically provided elsewhere herein, the Plan shall be administered by the Company’s Board of Directors, which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable. The Board of Directors may, from time to time, make such amendments to the Plan, or an issuance of Common Stock hereunder, as it may deem proper, necessary, and in the best interests of the Company.

B.RIGHTS OF OFFICERS AND DIRECTORS. Nothing in the Plan shall confer upon any Participant any right to serve as an officer or director of the Company for any period of time or to continue his or her current or any other rate of compensation.

C.INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board of Directors of the Company, members of the Board of Directors, and any officers or employees of the Company to whom authority to act for the Board or the Company is delegated, shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

D.COMPLIANCE WITH SECURITIES LAW. The issuance of shares of Common Stock shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Common Stock may not be issued if the issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Common Stock hereunder, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

E.AMENDMENT OR TERMINATION OF PLAN. The Board of Directors may amend, suspend or terminate the Plan at any time. No amendment, suspension or termination of the Plan shall affect any then outstanding Common Stock issued under the Plan. Notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan the terms of any Common Stock issuance agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Common Stock issuance agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.

F.COMPLIANCE WITH SECTION 409A. The Plan and each grant of Common Stock under the Plan is intended to comply, in all respects, to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. All of the terms of this Plan and any agreement regarding the issuance of Common Stock under the Plan shall be interpreted to be consistent with such intent. Notwithstanding any term of this Plan to the contrary, to the extent that a term of this Plan is inconsistent with Section 409A, then such provision shall be void and without effect.

G.GOVERNING LAW. The Plan and all actions taken thereunder shall be governed and construed in accordance with the laws of the State of Delaware.